Exhibit 99.1

ENCORE CAPITAL GROUP ANNOUNCES RECORD FIRST QUARTER 2013 FINANCIAL RESULTS AND EXPANDED CREDIT FACILITY

Earnings per share from continuing operations on a GAAP and Adjusted Basis increased 14% and 23%, respectively, to $0.80 and $0.86; Quarterly Gross Collections Increased 17% to $270.2 million

SAN DIEGO, May 9, 2013 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leader in consumer debt buying and recovery, today announced consolidated financial results for the first quarter ended March 31, 2013.

“Encore delivered strong first quarter financial results with record collections, earnings and Adjusted EBITDA,” said Brandon Black, Encore’s Chief Executive Officer. “Our operating margin also continued to expand, as our cost-to-collect ratio declined to an all-time low of 36.5 percent. We have positioned our operations for the integration of Asset Acceptance, and are confident in the value that this acquisition will deliver for shareholders. Upon closing in June, we will have almost $3 billion in estimated remaining collections (ERC). In addition to the $59 million we deployed in the first quarter on purchases, we will have the benefit of managing the $27 million that Asset Acceptance deployed in the first quarter. Our continued strong financial and operating performance is the direct result of the hard work and dedication of the entire Encore team.”

As part of the Company’s growth plans, Encore also announced the expansion of its existing credit facility, led by SunTrust Robinson Humphrey and Bank of America, by $217.5 million to $812.5 million, with an additional $162.5 million available to draw under its accordion, bringing the total facility to $975 million. “The expansion to our facility will provide us with the access to capital necessary to continue our growth strategy. We appreciate the confidence that our lenders have shown by increasing their commitments, as well as the entrance of a number of new lenders to our facility. With the additional commitments, on a pro forma basis at March 31, 2013, we had over $475 million of availability under our facility,” said Paul Grinberg, Encore’s Chief Financial Officer.

First Quarter 2013 Highlights:

•	Gross collections from the portfolio purchasing and recovery business were $270.2 million, a 17% increase over the $231.0 million in the same period of the prior year.

•

Investment in receivable portfolios in the portfolio purchasing and recovery business was $58.8 million, to purchase $1.6 billion in face value of debt, compared to $130.5 million, to purchase $2.9 billion in face value of debt in the same period of the prior year.

•

Revenue from receivable portfolios in the portfolio purchasing and recovery business, net of allowance adjustments, was $140.7 million, an 11% increase over the $126.4 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, decreased to approximately 52% from 55% in the same period of the prior year.

•	Total operating expenses were $105.9 million, including $3.0 million for Propel, a 16% increase over the $91.4 million in the same period of the prior year. Cost per dollar

Encore Capital Group, Inc.

collected for the portfolio purchasing and recovery business decreased to 36.5% compared to 38.4% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense, portfolio amortization, and acquisition related expenses, was $174.5 million, a 21% increase over the $143.9 million in the same period of the prior year.

•

Total interest expense for the portfolio purchasing and recovery business was $6.9 million, compared to $5.5 million in the same period of the prior year. Included in this is incremental, non-cash interest expense incurred by the Company as a result of the convertible note offering in late 2013. Cash interest expense was $5.5 million and $5.0 million for the three months ended March 31, 2013 and 2012, respectively.

•	Net income increased to $19.5 million from $11.4 million in the same period last year. Similarly, diluted earnings per share increased to $0.80 from $0.44.

•

Earnings per share from continuing operations, excluding non-cash interest and issuance cost amortization, and acquisition related expenses incurred during the quarter, net of tax, was $0.86, a 23% increase over $0.70 in the same period of the prior year.

•	Total stockholders’ equity per share was $17.49 as of March 31, 2013, an 11% increase over $15.71 as of December 31, 2012.

Conference Call and Webcast

The Company will hold a conference call and webcast today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss first quarter results. During the conference call, the Company will refer to slides which will be available via webcast and then for download at the Investor Relations page at www.encorecapital.com.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call line, please (877) 860-0730 or (408) 940-3818. To access the live webcast via the Internet, log on at the Investor Relations page of the Company’s website at www.encorecapital.com.

For those who cannot listen to the live broadcast, a telephone replay will be available for seven days by dialing (404) 537-3406 and using conference ID 58549498. A replay of the conference call will also be available shortly after the call on the Company’s website.

Non-GAAP Financial Measures

The Company has included information concerning non-GAAP financial measures, including adjusted income from continuing operations per share, because management believes that investors regularly rely on non-GAAP adjusted income from continuing operations and adjusted income from continuing operations per share, to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has also included information concerning adjusted EBITDA, because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful

Encore Capital Group, Inc.

indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Additionally, the Company has included information related to adjusted operating expenses for the portfolio purchasing and recovery business, in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, income from continuing operations, net income and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of adjusted income from continuing operations per share to reported income from continuing operations under GAAP, a reconciliation of adjusted EBITDA to reported net income under GAAP, and a reconciliation of adjusted operating expenses for the portfolio purchasing and recovery business to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group is a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, Encore Capital Group purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services, LLC subsidiary, Encore Capital Group assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans.

Headquartered in San Diego, Encore Capital Group is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about Encore Capital Group can be found at www.encorecapital.com. Encore Capital Group’s website, and the information contained therein, is not incorporated into and is not a part of this press release.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our litigation, future operating results, performance, business plans or prospects, including our ability to consummate the Asset Acceptance acquisition. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$29,904	$17,510
Investment in receivable portfolios, net	801,525	873,119
Deferred court costs, net	35,448	35,407
Property tax payment agreements receivable, net	153,580	135,100
Interest receivable	4,621	4,042
Property and equipment, net	24,389	23,223
Other assets	31,113	27,006
Goodwill	51,437	55,446
Identifiable intangible assets, net	462	487

Total assets	$1,132,479	$1,171,340

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$42,120	$45,450
Income tax payable	7,236	3,080
Deferred tax liabilities, net	8,443	8,236
Debt	646,011	706,036
Other liabilities	1,738	2,722

Total liabilities	705,548	765,524

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,336 shares and 23,191 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	233	232
Additional paid-in capital	89,189	88,029
Accumulated earnings	338,777	319,329
Accumulated other comprehensive loss	(1,268)	(1,774	) )

Total stockholders’ equity	426,931	405,816

Total liabilities and stockholders’ equity	$1,132,479	$1,171,340

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues
Revenue from receivable portfolios, net	$140,683	$126,405
Tax lien transfer
Interest income	4,715	—
Interest expense	(1,113)	—

Net interest income	3,602	—

Total revenues	144,285	126,405

Operating expenses
Salaries and employee benefits	28,832	22,304
Cost of legal collections	42,258	38,635
Other operating expenses	13,265	11,598
Collection agency commissions	3,329	3,959
General and administrative expenses	16,342	13,658
Depreciation and amortization	1,846	1,240

Total operating expenses	105,872	91,394

Income from operations	38,413	35,011

Other (expense) income
Interest expense	(6,854)	(5,515)
Other income	460	272

Total other expense	(6,394)	(5,243)

Income from continuing operations before income taxes	32,019	29,768
Provision for income taxes	(12,571)	(11,660)

Income from continuing operations	19,448	18,108
Loss from discontinued operations, net of tax	—	(6,702)

Net income	$19,448	$11,406

Weighted average shares outstanding:
Basic	23,446	24,779
Diluted	24,414	25,740
Basic earnings (loss) per share from:
Continuing operations	$0.83	$0.73
Discontinued operations	$0.00	$(0.27)

Net basic earnings per share	$0.83	$0.46

Diluted earnings (loss) per share from:
Continuing operations	$0.80	$0.70
Discontinued operations	$0.00	$(0.26)

Net diluted earnings per share	$0.80	$0.44

Other comprehensive gain (loss):
Unrealized gain on derivative instruments, net of tax	620	682
Unrealized loss on foreign currency translation, net of tax	(114)	—

Other comprehensive gain, net of tax	506	682

Comprehensive income	$19,954	$12,088

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2013	2012
Operating activities:
Net income	$19,448	$11,406
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,846	1,363
Impairment charge for goodwill and identifiable intangible assets	—	10,349
Amortization of loan costs and premium on property tax payment agreements receivable	1,517	466
Stock-based compensation expense	3,001	2,266
Income tax provision in excess of income tax payments	207	623
Excess tax benefit from stock-based payment arrangements	(983)	(1,067)
(Reversal) provision for allowances on receivable portfolios, net	(1,006)	373
Changes in operating assets and liabilities
Other assets	(1,630)	(326)
Deferred court costs	(41)	(1,333)
Prepaid income tax and income taxes payable	4,314	2,130
Accounts payable, accrued liabilities and other liabilities	(2,980)	853

Net cash provided by operating activities	23,693	27,103

Investing activities:
Purchases of receivable portfolios	(58,771)	(130,463)
Collections applied to investment in receivable portfolios, net	130,493	104,230
Proceeds from put-backs of receivable portfolios	878	734
Originations of property tax payment agreements receivable	(27,446)	—
Collections applied to property tax payment agreements receivable, net	11,812	—
Purchases of property and equipment	(2,315)	(1,555)

Net cash provided by (used in) investing activities	54,651	(27,054)

Financing activities:
Payment of loan costs	(2,340)	—
Repayment of senior secured notes	(2,500)	—
Proceeds from revolving credit facilities	33,741	43,500
Repayment of revolving credit facilities	(91,800)	(34,500)
Repurchase of common stock	(729)	—
Proceeds from exercise of stock options	846	1,061
Taxes paid related to net share settlement of equity awards	(2,872)	(2,093)
Excess tax benefit from stock-based payment arrangements	983	1,067
Repayment of capital lease obligations	(1,279)	(1,685)

Net cash (used in) provided by financing activities	(65,950)	7,350

Net increase in cash and cash equivalents	12,394	7,399
Cash and cash equivalents, beginning of period	17,510	8,047

Cash and cash equivalents, end of period	$29,904	$15,446

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,485	$5,119
Cash paid for income taxes	7,520	4,075
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	674	1,564

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted Income From Continuing Operations to GAAP Net Income From Continuing Operations, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses For The Portfolio Purchasing And Recovery Business to GAAP Total Operating Expenses

(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2013		2012
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income from continuing operations, as reported	$19,448	$0.80	$18,108	$0.70
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	673	$0.03	—	—
Acquisition related expenses, net of tax	775	$0.03	—	—

Adjusted income from continuing operations	$20,896	$0.86	$18,108	$0.70

	Three Months Ended March 31,
	2013	2012
GAAP net income, as reported	$19,448	$11,406
Adjustments:
Loss from discontinued operations, net of tax	—	6,702
Interest expense	6,854	5,515
Provision for income taxes	12,571	11,660
Depreciation and amortization	1,846	1,240
Amount applied to principal on receivable portfolios	129,487	104,603
Stock-based compensation expense	3,001	2,266
Acquisition related expenses	1,276	489

Adjusted EBITDA	$174,483	$143,881

	Three Months Ended March 31,
	2013	2012
GAAP total operating expenses, as reported	$105,872	$91,394
Adjustments:
Stock-based compensation expense	(3,001)	(2,266)
Tax lien transfer segment operating expenses	(3,022)	—
Acquisition related expenses	(1,276)	(489)

Adjusted operating expenses for the portfolio purchasing and recovery business	$98,573	$88,639

Encore Capital Group, Inc.

	March 31, 2013	December 31, 2012
Stockholders’ equity	$426,931	$405,816
Diluted shares outstanding	24,414	25,836

Stockholders’ equity per share	$17.49	$15.71

SOURCE Encore Capital Group, Inc.